Exhibit 99.1
March 30, 2011
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Emisphere Technologies, Inc. (the “Company“) statements included under Item 4.02(b) of its Form 8-K filed on March 30, 2011. We agree with the statements made therein except that we are not in a position to agree or disagree with what the Company believed as of the date of the adoption of FASB 815-40-15-5 as referenced in the following sentence because we were not the Company’s Independent Registered Accounting Firm at the time of adoption — Because the fair value of the conversion feature was in excess of the book value of the instrument, the Company believed a remaining value of $0 would not allow it to mathematically apply a level interest rate and therefore, the Company developed an amortization schedule that it believed was consistent with the adoption of the new accounting guidance and was still representative of the economic substance of the financial instrument.
/S/ McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP